LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
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                                                    Harold P. Gewerter, Esq.
                                                      Wendy E. Miller, Esq.*
                                                *Also admitted in California


                         August 6, 2003

VIA EDGAR TRANSMISSION

US Biodefense, Inc.
13674 E. Valley Blvd.
City of Industry, CA 91746

Re: 10,000,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

     We have acted as special counsel to US Biodefense, Inc., a Utah corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 10,000,000 shares of the Company's common stock, $0.001 par value, in connection with the 2003 Employee, Directors and Consultants Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of
Regulation S-K.

     We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and

       2. Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

          a. The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

          b. Such shares shall have been duly issued pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c. A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.




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   5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146
     Telephone: (702) 382-1714  *  Facsimile: (702) 382-1759




Re: US Biodefense, Inc.
August 6, 2003
Page 2 of 2



     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This opinion letter is limited to the corporate laws of the State of Utah. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                   Sincerely,

                                   /s/ Harold P. Gewerter
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                                   Harold P. Gewerter, Esq.